Calculation of Filing Fee Tables
S-3
SURF AIR MOBILITY INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.0001 per share	457(o)
		Equity	Preferred stock, par value $0.0001 per share	457(o)
		Debt	Debt securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,199,999.00	0.0001381	$ 441.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,199,999.00		$ 441.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 441.92
Offering Note
[1]	(1) The Registrant previously registered the offer, issuance and sale of certain securities, including its common stock, of up to $50,000,000 under the Registration Statement on Form S-3 (File No. 333-284845) which was initially filed by the Registrant on February 11, 2025 and declared effective on March 26, 2025 (the Prior Registration Statement). As of the date hereof, a balance of $15,999,995 of securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act), the Registrant is hereby registering the offer, issuance and sale of an additional amount of securities having a proposed maximum aggregate offering price of $3,199,999, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, this Registration Statement on Form S-3 shall also cover any additional shares of the Registrant's common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock. (2) The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of Item 16(b) of Form S-3 under the Securities Act. (3) Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $3,199,999. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of or in exchange for other securities offered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A